UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 5, 2019

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 17th Street, Suite 1050

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01              Entry Into a Material Definitive Agreement

On February 5, 2019, Intrepid Potash, Inc., a Delaware corporation, through its wholly owned subsidiary, Intrepid Potash — New Mexico, LLC, a New Mexico limited liability company (collectively, the “Company”), Sherbrooke Partners, LLC, a Texas limited liability company (“Sherbrooke” and, together with the Company, the “Buyers” and, each a “Buyer”), and Dinwiddie Cattle Company, LLC, a New Mexico limited liability company (“Seller”), entered into a purchase and sale agreement (the “Purchase Agreement”) that provides for the sale by Seller of (i) that certain parcel of land called the Dinwiddie Jal Ranch located in Lea County, New Mexico, and (ii) related water rights and associated property, improvements, accessions, facilities, equipment, property and contracts (collectively, the “Assets”). The aggregate consideration payable to Seller for the Assets will be $65 million, subject to customary purchase price adjustments (the “Purchase Price”). Further, as additional consideration for the sale, Seller has reserved a 20-year, 10% royalty on all saltwater disposal revenue received by Buyers from any salt water disposal wells developed on the Assets, as well as a 20-year, 10% royalty, proportionately reduced as to Buyers’ interests therein, on any saltwater revenue received by Buyers pursuant to any joint venture or area of mutual interest agreement relating to certain properties located near the Assets should one materialize in the future.

Pursuant to the terms of the Purchase Agreement, the Company and Sherbrooke will pay 51% and 49% of the Purchase Price, or approximately $33.2 million and $31.8 million, for a 51% and 49% undivided interest in the Assets, respectively. In connection with executing the Purchase Agreement, the Buyers deposited $3.25 million (the “Deposit”) in an escrow account to be held until closing. The Deposit will be applied towards the Purchase Price at closing.

The Company expects to close the transactions contemplated by the Purchase Agreement in the first quarter of 2019, subject to the satisfaction of customary closing conditions. At closing, the Buyers will enter into a Joint Development Agreement with respect to the Assets, pursuant to which the Buyers will agree, among other things, that the Company will operate the Assets.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also contains customary mutual pre-closing covenants, including the obligation of Seller to conduct its business in all material respects in the usual, regular and ordinary manner consistent with its past practices and to refrain from taking certain specified actions without the consent of Buyers.

Each party’s separate obligation to consummate the transaction is conditioned upon, among other things, (i) confirmation of the counterparty’s representations and warranties as of the closing, (ii) the counterparty’s performance, in all material respects, of all covenants, (iii) the absence of material legal matters prohibiting the transaction, (iv) delivery of a closing certificate, and (v) the counterparty being ready to deliver the closing deliverables. In addition, the Buyers’ obligation to consummate the transaction is conditioned upon, among other things, (x) no material change in laws relating to the Assets, (y) EOG Resources, Inc. (“EOG”) electing to not exercise its right of first refusal with respect to the Assets and (z) Seller delivering evidence that all liens on the Assets were released.

Seller and Buyers have agreed to indemnify each other, their contractors and their respective affiliates, officers, directors, employees, agents, representatives, insurers, subcontractors, successors and permitted assigns against certain losses for certain liabilities related to third party claims.

The Purchase Agreement may be terminated by either Seller or Buyers, as applicable, subject to certain exceptions, (i) upon mutual written consent, (ii) if the closing has not occurred by April 1, 2019, (iii) for breaches of representations and warranties or covenants that remain uncured or (iv) if a governmental order is issued prohibiting consummation of the transaction.  In addition, Buyers may terminate the Purchase Agreement if EOG exercises its right of first refusal.  In such an event, Buyers will be entitled to (x) a return of the Deposit plus any escrow earnings and (y) receive from Seller a $1.5 million break fee (the “Break Fee”).  Further, Buyers may terminate the Purchase Agreement for any reason and in their sole discretion prior to the expiration of a 15-day due diligence period commencing upon the execution of the Purchase Agreement.

If the Purchase Agreement is terminated by Seller as a result of Buyers’ failure to consummate the transaction at a time when Buyers’ conditions to closing have been satisfied, then, Seller will be entitled to receive the Deposit and escrow earnings as liquidated damages. If the Purchase Agreement is terminated by the Buyers as a result of Seller’s failure to consummate the transaction at a time when Seller’s conditions to closing have been satisfied, the Buyers will be entitled to (i) receive the Deposit and escrow earnings,  (ii) seek all other remedies available at law or in equity and (iii) recover court costs and attorneys’ fees in addition to any other relief to which Buyers may be entitled; provided, however, in no event shall Buyers be entitled to money damages exceeding the aggregate amount of the Deposit and the Break Fee plus any court costs and attorneys’ fees to which Buyers may be entitled.

Paul E. Jornayvaz is the President of Sherbrooke Partners, LLC and the brother of Robert P. Jornayvaz III, the Executive Chairman of the Board of Directors of Intrepid Potash, Inc. (the “Board”) and the President and Chief Executive Officer of Intrepid Potash, Inc. and Intrepid Potash — New Mexico, LLC. Robert Jornayvaz does not own any equity in, have control over or hold a management position at Sherbrooke.  The terms of the Purchase Agreement and the material terms of the Joint Development Agreement to be entered into between the Company and Sherbrooke were approved by the Board and by a committee of disinterested directors of the Board, which committee consists of every director other than Robert Jornayvaz (the “Committee”).  The Committee engaged Petrie Partners Securities, LLC to act as its independent financial advisor and to render a fairness opinion on the financial terms of the transaction and Brownstein Hyatt Farber Schreck, LLP to act as independent legal counsel to the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intrepid Potash, Inc.

February 8, 2019

/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel, and Secretary